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                                                                     Exhibit 11

                      THE LANGER BIOMECHANICS GROUP, INC.
                                AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE AMOUNTS
                                   EXHIBIT 11

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
                                                                 THREE MONTHS                NINE MONTHS
                                                          --------------------------  --------------------------
                                                            NOV. 29,      NOV. 23,      NOV. 29,      NOV. 23,
                                                              1997          1996          1997          1996
                                                          ------------  ------------  ------------  ------------
Primary:
Net income..............................................   $  158,460    $  110,436    $  227,184    $  261,718
                                                          ------------  ------------  ------------  ------------
Weighted average number of common shares................    2,585,281     2,584,281     2,584,614     2,583,005
Assumed number of shares issued from common share
  equivalents...........................................       77,499        83,445        82,051        80,809
                                                          ------------  ------------  ------------  ------------
Weighted average number of common and common equivalent
  shares................................................    2,662,780     2,667,726     2,666,665     2,663,814
                                                          ------------  ------------  ------------  ------------
Net income per share:
Primary.................................................   $     0.06    $     0.04    $     0.09    $     0.10
                                                          ------------  ------------  ------------  ------------
                                                          ------------  ------------  ------------  ------------
Fully Diluted:
Net income..............................................   $  158,460    $  110,436    $  227,184    $  261,718
                                                          ------------  ------------  ------------  ------------
Weighted average number of common shares................    2,585,281     2,584,281     2,584,614     2,583,005
Assumed number of shares issued from common share
  equivalents...........................................       75,226        72,187        75,226        72,187
                                                          ------------  ------------  ------------  ------------
Weighted average number of common and common equivalent
  shares................................................    2,660,507     2,656,468     2,659,840     2,655,192
                                                          ------------  ------------  ------------  ------------
Net income per share:
Fully Diluted...........................................   $     0.06    $     0.04    $     0.09    $     0.10
                                                          ------------  ------------  ------------  ------------
                                                          ------------  ------------  ------------  ------------
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